SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                             FORM 8-K

                           CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of
                 the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):  May 24, 1999

                          WASTEMASTERS, INC.
           (Exact name of registrant as specified in its charter)


    Maryland                  0-12914                 52-1507818
(State or other       (Commission File Number)    (I.R.S. Employer
jurisdiction of                                  Identification No.)
incorporation)

                        205 South Bickford
                      El Reno, Oklahoma 73036
            (Address of principal executive offices) (Zip Code)

                          (405) 262-0800
        (Registrant's telephone number, including area code)


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Item 1.     Changes in Control of Registrant.

     Not Applicable.

Item 2.     Acquisition or Disposition of Assets.

     Not Applicable.

 Item 3.     Bankruptcy or Receivership.

     On March 5, 1999, Sales Equipment Co., Inc., Inc., a wholly-owned subsidiary of the Registrant, filed a Chapter 11 petition in the United States Bankruptcy Court for the Northern District of Georgia, Atlanta Division. Venue for the case was subsequently transferred to Oklahoma City, Oklahoma. At a hearing on May 24, 1999, the bankruptcy court denied the subsdiary the right to utilize the cash collateral of its principle lender to continue operations. As a result, the bankruptcy court appointed a trustee for the subsidiary. The trustee has negotiated an agreement with the lender to utilize cash collateral to resume operations, and has indicated that he intends to sell the assets of the subsidiary to a buyer located by the lender. The Registrant does not expect to realize any proceeds from the disposition of the assets of the subsidiary by its trustee.

Item 4.     Changes in Registrant's Certifying Accountant.

     Not Applicable.

Item 5.     Other Events.

     On June 8, 1999, the Board of Directors of the Registrant appointed Douglas Holsted as president. Dennis O'Neill was appointed acting Chief Financial Officer.

     In addition, the Registrant has moved its corporate headquarters to 205 South Bickford, El Reno, Oklahoma 73036, telephone (405) 262-0800.

Item 6.     Resignations of Registrant's Directors.

     Not Applicable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements of Businesses Acquired: Not applicable.

     (b)     Pro Forma Financial Information:  Not applicable.

     (c)     Exhibits: Not applicable.

Item 8.     Change in Fiscal Year.

     Not Applicable.

Item 9.     Sales of Equity Securities Pursuant to Regulation S

     Not Applicable.

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                              SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    WASTEMASTERS, INC.


Date: June 9, 1999                  By: /s/ Douglas Holsted
                                    Douglas Holsted,
                                    President